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                                                                     EXHIBIT 5.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP


                             BANK OF AMERICA PLAZA
                    600 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                             ww.troutmansanders.com
                            TELEPHONE: 404-885-3000
                            FACSIMILE: 404-885-3900

                                August 19, 2002


Matria Healthcare, Inc.
1850 Parkway Place
Marietta, GA  30067

Ladies and Gentlemen:

         We have served as counsel to Matria Healthcare, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 4,000,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company, for issuance pursuant to the Purchase and Sale Agreement dated as of April 29, 2002 between the Company and LifeMetrix, Inc., a Delaware corporation (the "Purchase Agreement"), in connection with the Company's acquisition of assets from LifeMetrix, Inc. pursuant to the Purchase Agreement.

         In rendering this opinion, we have examined the Registration Statement, as amended through the date hereof. We have also examined originals (or copies certified or otherwise identified to our satisfaction) of such corporate and other documents, records and papers, certificates of public officials, and certificates of officers of the Company as we have deemed necessary for the purposes of the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon such examination, we are of the opinion that, subject to
(i) compliance with the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended; and (ii) compliance with the applicable provisions of the securities or "blue sky" laws of the various states, the Shares, when certificates therefor have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company in accordance with the terms of the Registration Statement and the Purchase Agreement, will be duly and validly issued, fully paid, and non-assessable.


               ATLANTA - HONG KONG - LONDON - NORFOLK - RICHMOND
               TYSONS CORNER - VIRGINIA BEACH - WASHINGTON, D.C.


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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

Matria Healthcare, Inc.
August 19, 2002
Page 2


         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia, the Delaware General Corporation Law and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,
                                    TROUTMAN SANDERS LLP